Exhibit 4.2

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE TRANSFERABILITY OF THIS WARRANT IS
RESTRICTED AS PROVIDED IN SECTION 3

No. 2009-__	May __, 2009

SKINNY NUTRITIONAL CORP.
COMMON STOCK PURCHASE WARRANT

          For good and valuable consideration, the receipt of which is hereby acknowledged by SKINNY NUTRITIONAL CORP., a Nevada corporation (the “Company”), ______________  (the “Holder”), is hereby granted the right to purchase, at any time from and after the date specified in Section 1.1 below until 5:00 P.M., New York City time, on May __, 2014 (the “Warrant Exercise Term”), up to _______ fully-paid and non-assessable shares of the Company's Common Stock, $.001 par value per share (“Common Stock”).

l.             Exercise of Warrant

1.1             This Warrant shall only be exercisable commencing at 9:00 a.m. on the first business day following the effective date of the acceptance by the Secretary of State of the State of Nevada of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock in an amount sufficient to permit the exercise of all of the Warrant Shares (as defined below). During the Warrant Exercise Term, this Warrant shall be exercisable at a per share price of $0.08 (the “Exercise Price”), subject to adjustment as provided in Section 2 hereof, payable in cash or by certified or official bank check in New York Clearing House funds. Upon surrender of this warrant certificate with the annexed Subscription Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased at the Company’s principal executive offices the registered Holder of the Warrant shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased (the “Warrant Shares”). The purchase rights represented by this Warrant are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of the Common Stock) during any period in which this Warrant may be exercised as set forth above. In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender thereof and, upon the written request of the Holder, the Company shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

1.2           The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder hereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of such certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

1.3            The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant.  The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully-paid and non-assessable.

1.4           Cashless Exercise.  At any time during the Warrant Exercise Term the Holder may effect a Cashless Exercise by surrendering this Warrant to the Company and noting on the Exercise Notice that the Holder wishes to effect a Cashless Exercise, upon which the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y x (A-B)/A

where:

X = the number of Warrant Shares to be issued to the Holder;

Y = the number of Warrant Shares with respect to which this Warrant is being exercised;

A = the Market Price (as defined in below) as of the Exercise Date; and

B = the Exercise Price.

As used herein, the term “Market Price” means, as of a particular date, the average of the closing price for the ten (10) consecutive trading days occurring immediately prior to (but not including) such date, as reported in the principal market on which the Company’s Common Stock is traded.  For purposes of Rule 144, it is intended and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by Rule 144 shall be deemed to have been commenced, on the date this Warrant was originally issued by the Company.

2.            Adjustments and Extraordinary Events

2.1            Stock Dividends, Subdivisions, Reclassifications or Combinations.  If the Corporation shall (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted. Any adjustment made herein which results in a decrease (or increase) in the Exercise Price shall also effect a proportional increase (or decrease) in the number of shares of Common Stock into which this Warrant is exercisable. Successive adjustments in the Exercise Price shall be made whenever any event specified above shall occur.

2.2           Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose all or substantially all of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets (“Extraordinary Transaction”), the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 2.2.  As soon as commercially practicable following the Extraordinary Transaction, the successor or acquiring corporation (if other than the Company), shall deliver to Holder a new warrant in repacement of this Warrant consistent with the provisions referenced in the immediately preceding sentence against receipt by such successor or acquiring corporation of the original of this Warrant.  For purposes of this Section 2.2, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock.  The foregoing provisions of this Section 2.2 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

2.3           Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give prior written notice thereof to the Holder of at least 15 days prior to the date on which the Company closes its books or takes a record for determining the particular event, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

3.            Restrictions on Transfer

The Holder acknowledges that he has been advised by the Company that this Warrant and the Warrant Shares issuable upon exercise thereof (collectively the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), that the Warrant is being issued, and the shares issuable upon exercise of the Warrant will be issued, on the basis of the statutory exemption provided by section 4(2) of the Securities Act relating to transactions by an issuer not involving any public offering, and that the Company's reliance upon this statutory exemption is based in part upon the representations made by the Holder contained herein.  The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of the Securities shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the Securities is registered under the Securities Act, and the Company has no obligations or intention to so register the Securities except as may otherwise be provided herein, or (ii) the Securities are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act or such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act. The Holder represents and warrants that he has acquired this Warrant and will acquire the Securities for his own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and that he has no present intention of distributing or selling to others any of such interest or granting any participation therein. The Holder acknowledges that the Warrant and Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or registered or qualified under any applicable state securities or “blue-sky” laws or is exempt from registration and/or qualification. The Holder has no need for liquidity in its investment in the Company, and is able to bear the economic risk of such investment for an indefinite period and to afford a complete loss thereof. The Holder is an “accredited investor” as such term is defined in Rule 501 (the provisions of which are known to the Holder) promulgated under the Act.

The Holder acknowledges that the securities shall bear the following legend:

“These securities have not been registered under the Securities Act of 1933.  Such securities may not be sold or offered for sale, transferred, hypothecated or otherwise assigned in the absence of an effective registration statement with respect thereto under such Act or an opinion of counsel to the Company that an exemption from registration for such sale, offer, transfer, hypothecation or other assignment is available under such Act.”

4.             Redemption.

4.1           The Company may, subject to the conditions set forth herein, redeem some or all of the Warrants then outstanding upon not less than thirty (30) days nor more than sixty (60) days prior written notice to the Warrant Holders at any time, provided: (i) this Warrant has been issued by the Company; (ii) the closing bid price of the Company's Common Stock for each of the twenty (20) consecutive trading days prior to the date of the notice of redemption is at least $1.50, as proportionately adjusted to reflect any stock splits, stock dividends, combination of shares or like events and (iii) all of the Warrant Shares have been registered for resale and continue to be covered by  an effective and current registration statement with the Securities and Exchange Commission.  Notice will be effective upon mailing and the time of mailing is the “Effective Date of the Notice”. The Notice will state a redemption date not less than thirty (30) days nor more than sixty (60) days from the Effective Date of the Notice (the “Redemption Date”). No Notice shall be mailed unless all funds necessary to pay for redemption of the Warrants to be redeemed shall have first been set aside by the Company for the benefit of the Warrant Holders so as to be and continue to be available therefor. The redemption price to be paid to the Warrant Holders will be $.10 for each share of Common Stock of the Company to which the Warrant Holder would then be entitled upon exercise of the Warrant being redeemed, as adjusted from time to time as provided herein (the “Redemption Price”). The Warrant Holders may exercise their Warrants between the Effective Date of the Notice and 5:00 p.m. Eastern Time on the business day immediately prior to the Redemption Date, such exercise being effective if done in accordance with Section 1 hereof, and if the Warrant Certificate, with form of election to purchase duly executed and the Warrant Price, as applicable for such Warrant subject to redemption for each share of Common Stock to be purchased is actually received by the Company at its principal offices prior to 5:00 p.m. Eastern Time on the business day immediately prior to the Redemption Date.

4.2           If any Warrant Holder does not wish to exercise any Warrant being redeemed, he should mail such Warrant to the Company at its principal offices after receiving the Notice of Redemption required by this Section 4. If such Notice of Redemption shall have been so mailed, and if on or before the Effective Date of the Notice all funds necessary to pay for redemption of the Warrants subject to redemption shall have been set aside by the Company for the benefit of such Warrant Holders, then, on and after said Redemption Date, notwithstanding that any Warrant subject to redemption shall not have been surrendered for redemption, the obligation evidenced by all Warrants not surrendered for redemption or effectively exercised shall be deemed no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the right of the holder of each Warrant subject to redemption to receive the Redemption Price for each share of Common Stock to which he would be entitled if he exercised the Warrant upon receiving notice of redemption of the Warrant subject to redemption held by him.

5.            Exchange and Replacement of Warrant Certificates.

This Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu thereof and any such lost, stolen, destroyed or mutilated warrant shall thereupon become void.

6.            Elimination of Fractional Interests.

The Company shall not be required to issue certificates representing fractions of the shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down to the nearest whole number of shares of Common Stock.

7.            Rights of Warrant Holders.

Nothing contained in this Agreement shall be construed as conferring upon the Holder any rights whatsoever as a stockholder of the Company, either at law or in equity, including without limitation, or Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors the right to receive dividends or any other matter.

8.            Miscellaneous

8.1           All the covenants and agreements made by the Company in this Warrant shall bind its successors and assigns. This Warrant shall be for the sole and exclusive benefit of the Holder and nothing in this Warrant shall be construed to confer upon any person other than the Holder any legal or equitable right, remedy or claim hereunder.

8.2           No recourse shall be had for any claim based hereon or otherwise in any manner in respect hereof, against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

8.3           No course of dealing between the Company and the Holder hereof shall operate as a waiver of any right of any Holder hereof, and no delay on the part of the Holder in exercising any right hereunder shall so operate.

8.4           This Warrant may be amended only by a written instrument executed by the Company and the Holder hereof.  Any amendment shall be endorsed upon this Warrant, and all future Holders shall be bound thereby.

8.5           All communications provided for herein shall be sent, except as may be otherwise specifically provided, by registered or certified mail:  if to the Holder of this Warrant, to the address shown on the books of the Company; and if to the Company, to Three Bala Plaza East, Suite 101, Bala Cynwyd, PA 19004, attention: Office of the President, or to such other address as the Company may advise the Holder of this Warrant in writing.  Notices shall be deemed given when mailed.

8.6           The provisions of this Warrant shall in all respects be constructed according to, and the rights and liabilities of the parties hereto shall in all respects be governed by, the laws of the State of New York.  This Warrant shall be deemed a contract made under the laws of the State of New York and the validity of this Warrant and all rights and liabilities hereunder shall be determined under the laws of said State.

8.7           The headings of the Sections of this Warrant are inserted for convenience only and shall not be deemed to constitute a part of this Warrant.

           IN WITNESS WHEREOF, SKINNY NUTRITIONAL CORP. has caused this Warrant to be executed in its corporate name by its officer, and its seal to be affixed hereto.

Dated:    May __, 2009
Bala Cynwyd, Pennsylvania

SKINNY NUTRITIONAL CORP.

By:
Chief Executive Officer

SUBSCRIPTION FORM

TO:	SKINNY NUTRITIONAL CORP.
Three Bala Plaza East, Suite 101
Bala Cynwyd, PA 19004

The undersigned Holder hereby irrevocably elects to exercise the right to purchase _______________________ shares of Common Stock covered by this Warrant according to the conditions hereof and herewith makes full payment of the Exercise Price of such shares.

The undersigned, by marking the box following this sentence, indicates his or her intention to exercise this Warrant on a cashless basis in accordance with the terms of this Warrant:  ☐

Kindly deliver to the undersigned a certificate representing the Shares.

                    INSTRUCTIONS FOR DELIVERY

Name:  ____________________________________________________________
(please typewrite or print in block letters)

Address: __________________________________________________________

Tax I.D. No. or Social Security No.: ____________________________________

Dated: _________________________

Signature ________________________________

STATE OF ___________)
COUNTY OF _________) ss:

On this __ day of ___________, before me personally came ________, to me known, who being by me duly sworn, did depose and say that he resides at __________________, that he is the holder of the foregoing instrument and that he executed such instrument and duly acknowledged to me that he executed the same.

Notary Public

[FORM OF ASSIGNMENT]

(To be executed by the registered holder if such holder
desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED ______________________ hereby sells, assigns and transfers unto ________________________________________________________________________________________________

(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________, Attorney, to transfer the within Warrant Certificate on the books of SKINNY NUTRITIONAL CORP., with full power of substitution.

Dated: _________________	Signature:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

__________________________

__________________________
(Insert Social Security or Other
Identifying Number of Assignee)

STATE OF ___________)
COUNTY OF _________) ss:

On this __ day of ___________, before me personally came ________, to me known, who being by me duly sworn, did depose and say that he resides at __________________, that he is the holder of the foregoing instrument and that he executed such instrument and duly acknowledged to me that he executed the same.

Notary Public